                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                              MORGAN PRODUCTS LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:
                  MORGAN PRODUCTS LTD.
--------------------------------------------------------------------------------

     (4) Date filed:
                  MARCH 30, 1995
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

                                     (ART)

                     75 TRI-STATE INTERNATIONAL, SUITE 222
                          LINCOLNSHIRE, ILLINOIS 60069
                                  708/317-2400

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 17, 1995

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Morgan Products Ltd. (the "Company") will be held at 9:30 A.M. eastern time at the Marriott Hotel, 50 Kingsmill Road, Williamsburg, Virginia 23185 on Wednesday, May 17, 1995, for the following purposes:

        1. To elect nine (9) directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

        2. To consider and act upon a proposal to amend and restate the 1990 Incentive Stock Option Plan.

        3. To consider and act upon a proposal to ratify the selection of Price Waterhouse LLP as independent accountants for the fiscal year ending December 31, 1995.

        4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on March 20, 1995, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A list of those stockholders will be available for inspection at the Annual Meeting upon request of any stockholder.

     You are cordially invited to attend the Annual Meeting. Your vote is important. If you do not expect to attend the Annual Meeting, or if you do plan to attend but wish to vote by proxy, please date, sign and mail promptly the enclosed proxy, for which a return envelope is provided. If you do attend, you may revoke your proxy and vote your shares in person if you wish to do so.

                                          By Order of the Board of Directors,

Dated: March 30, 1995                     DOUGLAS H. MACMILLAN
Lincolnshire, Illinois                    Secretary

                              MORGAN PRODUCTS LTD.
             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 1995

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Morgan Products Ltd. (the "Company") to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held at the Marriott Hotel, 50 Kingsmill Road, Williamsburg, Virginia, on Wednesday, May 17, 1995, at 9:30 A.M. eastern time, or at any adjournment or postponement thereof. The Company's address is 75 Tri-State International, Suite 222, Lincolnshire, Illinois 60069, and its telephone number is (708) 317-2400. This Proxy Statement and the enclosed proxy will first be mailed to stockholders on or about March 30, 1995.

     Only holders of record of the Company's common stock, par value $.10 per share (the "Common Stock"), as of the close of business on March 20, 1995 (the "Record Date") will be entitled to notice of and to vote at the Meeting. As of the Record Date, there were 8,641,528 shares of Common Stock issued and outstanding, each of which is entitled to one vote. As of the Record Date, 2,940 shares of Common Stock were outstanding and held by the Company as treasury shares. There is no other class of voting securities issued and outstanding. The presence in person or by proxy of holders of a majority of the outstanding Common Stock will be necessary to constitute a quorum for the transaction of business at the Meeting.

     Assuming a quorum is present, a plurality of the votes of the shares of Common Stock present or represented by proxy at the Meeting is required for the election of any nominee or other person as a director and the affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Meeting and entitled to vote is required for (i) the amendment and restatement of the 1990 Incentive Stock Option Plan and (ii) the ratification of the selection of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 31, 1995.

     All shares represented by properly executed proxies will be voted in accordance with the instructions indicated thereon unless such proxies previously have been revoked. If any such proxies do not contain voting instructions, the shares represented by such proxies will be voted (1) FOR the election of the nominees listed thereon, (2) FOR the amendment and restatement of the 1990 Incentive Stock Option Plan and (3) FOR the ratification of the selection of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 31, 1995. An automated system administered by the Company's transfer agent tabulates the votes. Where the approval of a majority of the shares represented at the meeting is required for the approval of a proposal, abstentions and broker non-votes are the equivalent of votes against such proposal. The Board of Directors does not know of any business to be brought before the Meeting other than as indicated in the Notice of Annual Meeting. If any other matters properly come before the Meeting, shares represented by all properly executed proxies will be voted in accordance with the judgment of the persons acting thereunder.

     Any stockholder who executes and delivers a proxy may revoke it at any time prior to its exercise upon the: (a) receipt by the Secretary of the Company of written notice of such revocation; (b) receipt by the Secretary of the Company of a duly executed proxy bearing a later date; or (c) appearance of the stockholder at the Meeting and a request for the return of the proxy.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of February 1, 1995, the number of shares of Common Stock owned beneficially, to the knowledge of the Company, by each beneficial owner of more than 5% of the Common Stock, by each director, by each named executive officer, and by all executive officers and directors of the Company as a group. Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting and investment power with respect to the shares indicated.

                 NAME AND ADDRESS OF                     NUMBER                       PERCENTAGE OF
                  BENEFICIAL OWNER                      OF SHARES                     COMMON STOCK
-----------------------------------------------------   ---------                     -------------
Saugatuck Capital Company                               2,047,551(1)(2)                    23.7%
  Limited Partnership
  One Canterbury Green
  Stamford, CT 06901

Laurel Partners                                         2,047,551(1)(2)                    23.7
  One Canterbury Green
  Stamford, CT 06901

Frank J. Hawley, Jr.                                    2,097,551(1)(2)                    24.3
  One Canterbury Green
  Stamford, CT 06901

Owen S. Crihfield                                       2,047,551(1)(2)                    23.7
  One Canterbury Green
  Stamford, CT 06901

Pioneering Management Corporation                         727,100(3)                        8.4
  Sixty State Street
  Boston, MA 02109-1820

John S. Crowley                                               999(4)                          *
  627 Round Hill Road
  Greenwich, CT 06831

Howard G. Haas                                              4,899(5)                          *
  Suite 1275
  208 S. LaSalle Street
  Chicago, IL 60604

William R. Holland                                          1,499(6)                          *
  301 S. College Street
  2300 One First Union Center
  Charlotte, NC 28202

Patrick J. McDonough, Jr.                                       0(7)                          *
  P.O. Box 508
  153 Bowles Road
  Agawam, MA 01001

Edward T. Tokar                                             2,000(7)                          *
  P.O. Box 1219R
  101 Columbia Road
  Morristown, NJ 07962-1219

Byron H. Tony Stebbins                                          0(7)                          *
  Newell Company
  7630 S. County Line Road
  Ste. 7
  Burr Ridge, IL 60521

                 NAME AND ADDRESS OF                     NUMBER                       PERCENTAGE OF
                  BENEFICIAL OWNER                      OF SHARES                     COMMON STOCK
-----------------------------------------------------   ---------                     -------------
Alton F. Doody, Jr.                                             0(7)                          *
  3701 Canal Street
  New Orleans, LA 70119

Larry R. Robinette                                         62,500(7)(8)                       *
  75 Tri-State International
  Ste. 222
  Lincolnshire, IL 60069

Joseph G. LaCroix                                          73,499(9)                          *
  303 Mulberry Drive
  Mechanicsburg, PA 17055

Douglas H. MacMillan                                       68,665(10)                         *
  75 Tri-State International
  Suite 222
  Lincolnshire, IL 60069

Donald E. Schlegel                                         54,332(11)                         *
  601 Oshkosh Street
  Oshkosh, WI 54902

Dennis C. Hood                                             48,499(12)                         *
  75 Tri-State International
  Suite 222
  Lincolnshire, IL 60069

All Directors and Executive Officers as a group         2,414,443(13)                      27.0
  (13 persons)

---------------
  * Number equals less than one percent (1%) of outstanding shares of Common Stock.

 (1) This number includes an aggregate of 47,551 shares beneficially owned (as such term is defined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by George T. Brophy, J. Phillipe Latreille, Robert L. Slagle, Dan S. Schriber, Donald C. Houghton and George E. Mangarelli, each a former employee of the Company, as to which Saugatuck Capital Company Limited Partnership ("Saugatuck") may be deemed to have shared power to vote or direct the voting of and shared power to dispose or direct the disposition of pursuant to the terms of a Stockholders Agreement (Restated) dated as of January 13, 1984, as amended (the "Stockholders Agreement"). (See "Compensation Committee Interlocks and Insider Participation" Section for discussion of Stockholders Agreement - Change in Control).

 (2) Frank J. Hawley, Jr. and Owen S. Crihfield are deemed to be the beneficial owners of these shares by virtue of their being general partners of Laurel Partners, the general partner of Saugatuck. In addition, Mr. Hawley is an officer and director of the Company. Laurel Partners is deemed to be the beneficial owner of these shares by virtue of its being the general partner of Saugatuck. In addition, the shares beneficially owned by Mr. Hawley includes 50,000 shares owned individually.

 (3) Based on information filed with the Securities and Exchange Commission. Pioneering Management Corporation has sole voting power and shared investment power with respect to these securities.

 (4) This amount consists of 999 shares of Common Stock as to which Mr. Crowley has options to purchase which were granted pursuant to the Morgan Products Ltd. 1992 Non-employee Director Stock Option Plan (the "Director Plan") and which are currently exercisable.

 (5) This amount includes 999 shares of Common Stock as to which Mr. Haas has options to purchase which were granted pursuant to the Director Plan and which are currently exercisable.

 (6) This amount includes 999 shares of Common Stock as to which Mr. Holland has options to purchase which were granted pursuant to the Director Plan and which are currently exercisable.

 (7) These directors were appointed in November 1994.

 (8) This amount consists of 62,500 shares of Common Stock as to which Mr. Robinette has options to purchase which were granted pursuant to the Stock Option Plan (as defined herein) and which are currently exercisable.

 (9) This amount includes 72,499 shares of Common Stock as to which Mr. LaCroix has options to purchase which were granted pursuant to the Stock Option Plan (as defined herein) and which are currently exercisable.

(10) This amount includes 61,665 shares of Common Stock as to which Mr. MacMillan has options to purchase which were granted pursuant to the Stock Option Plan (as defined herein) and which are currently exercisable.

(11) This amount represents 53,332 shares of Common Stock as to which Mr. Schlegel has options to purchase which were granted pursuant to the Stock Option Plan (as defined herein) and which are currently exercisable.

(12) This amount includes 47,999 shares of Common Stock as to which Mr. Hood has options to purchase which were granted pursuant to the Stock Option Plan (as defined herein) and which are currently exercisable.

(13) This amount includes an aggregate of 2,047,551 shares beneficially owned by Saugatuck and Laurel Partners of which Mr. Hawley is a beneficial owner. See footnotes (1) and (2) above. This amount also includes the aggregate amount of 300,992 shares of Common Stock as to which all executive officers and directors as a group have options to purchase which were granted to them pursuant to the Stock Option Plan and which are currently exercisable.

                            1. ELECTION OF DIRECTORS

     The Board of Directors has nominated nine (9) persons for election as directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. It is intended that, unless contrary instructions are received, the accompanying form of proxy will be voted for the following persons, all of whom are presently directors of the Company and have agreed to serve if elected. If, prior to the Meeting, any nominee becomes unable to serve, the shares represented by all properly executed proxies will be voted for such additional person as may be recommended by the Board of Directors.

     The following table sets forth information about the nominees for election.

                                     POSITION WITH THE                     PRINCIPAL                      DIRECTOR
           NAME              AGE          COMPANY                          OCCUPATION                       SINCE
---------------------------  ---   ----------------------  ------------------------------------------  ---------------
Frank J. Hawley, Jr. ......  67    Chairman of the Board;  Managing Partner of Laurel Partners, which   December, 1983
                                   Director                is the general partner of Saugatuck;
                                                           Managing Partner of Bedford Partners,
                                                           which is the general partner of Saugatuck
                                                           Capital Company Limited Partnership II
                                                           ("Saugatuck II"); Managing Partner of
                                                           Greyrock Partners, which is the general
                                                           partner of Saugatuck Capital Company
                                                           Limited Partnership III ("Saugatuck III"),
                                                           President and principal stockholder of
                                                           Saugatuck Associates, Inc. ("Saugatuck
                                                           Associates") and Saugatuck Associates II,
                                                           Inc., each a risk capital management firm
                                                           which provides investment advice and
                                                           assistance to Saugatuck, Saugatuck II and
                                                           Saugatuck III.

John S. Crowley............  71    Director                Managing Director of Saugatuck Associates    November, 1986
                                                           from 1987 to 1994; from 1983 to 1987 he
                                                           was the organizer and general partner of
                                                           Round Hill Associates, a private
                                                           investment fund engaged in management
                                                           buyouts, and president of Round Hill
                                                           Associates Management Company.

Howard G. Haas.............  70    Director                Chairman of Howard G. Haas Associates, a    September, 1987
                                                           consulting firm since 1986; from 1967 to
                                                           1986 Mr. Haas was the president and chief
                                                           executive officer of Sealy Incorporated;
                                                           Mr. Haas is also a member of the faculty
                                                           of the Graduate School of Business at the
                                                           University of Chicago.

William R. Holland.........  56    Director                Chairman of the Board and Chief Executive        July, 1991
                                                           Officer of United Dominion Industries, a
                                                           manufacturing, construction and
                                                           engineering company since 1987; prior to
                                                           1987 he served in various senior executive
                                                           positions with such company.

Larry R. Robinette.........  51    President & Chief       President and Chief Executive Officer of     November, 1994
                                   Executive Officer;      the Company since September, 1994. From
                                   Director                1993 to 1994, he was the President and CEO
                                                           of Anchor Hocking Packaging of Cincinnati,
                                                           Ohio, a subsidiary of CarnaudMetalbox.
                                                           From 1980 to 1993, he held a series of
                                                           executive assignments at Newell Company,
                                                           including operations vice presidencies in
                                                           the EZ Painter Division, Newell Window
                                                           Furnishings and the Mirro Foley Division
                                                           and the presidency of Anchor Industrial
                                                           Glass. He was President of Anchor Hocking
                                                           Packaging when it was acquired in 1993 by
                                                           CarnaudMetalbox.

                                     POSITION WITH THE                     PRINCIPAL                      DIRECTOR
           NAME              AGE          COMPANY                          OCCUPATION                       SINCE
---------------------------  ---   ----------------------  ------------------------------------------  ---------------
Alton F. Doody, Jr. .......  60    Director                Founder and Chairman of The Doody Group, a   November, 1994
                                                           New Orleans, Louisiana, consulting firm
                                                           serving consumer goods manufacturers and
                                                           retailers throughout the world. Dr. Doody
                                                           was co-founder of Management Horizons,
                                                           Inc. a marketing consulting firm, now a
                                                           division of Price Waterhouse. He also
                                                           founded Applied Retail Systems. He serves
                                                           as a director on several boards, including
                                                           Newell Company; Grant Investments, Inc.;
                                                           and Hyde Park Restaurants, Inc. He is a
                                                           Senior Fellow at the A.B. Freeman School
                                                           of Business, Tulane University, and a
                                                           member of the Dean's advisory Council.

Edward T. Tokar............  47    Director                From 1985 to present, Vice President-        November, 1994
                                                           Investments, AlliedSignal Inc.,
                                                           responsible for the overall investment
                                                           management of employee benefit asset funds
                                                           worldwide. Employed at AlliedSignal since
                                                           1977 in various management positions. He
                                                           is a director of Noel Group, Inc., a
                                                           trustee of the Morgan Grenfell Investment
                                                           Funds and an advisor to various investment
                                                           partnerships.

Byron H. Tony Stebbins.....  62    Director                From 1986 to present, Senior Vice            November, 1994
                                                           President, Market Development, at Newell
                                                           Company. Employed at Newell since 1973 in
                                                           various executive positions. He has served
                                                           on numerous professional and corporate
                                                           boards including the Hardware, Home
                                                           Improvement Council-City of Hope; American
                                                           Hardware Manufacturers Association; the
                                                           President's Council of the Home Center
                                                           Industry; and the Hardware Marketing
                                                           Council.

Patrick J. McDonough, Jr...  63    Director                From 1988 to present, Chairman and CEO of    November, 1994
                                                           Olympic Manufacturing Group, Inc., a
                                                           private company located in Massachusetts.
                                                           He spent 22 years with the Black & Decker
                                                           Manufacturing Company; his last two
                                                           assignments were as President of the U.S.
                                                           company and Chief Administrative Officer
                                                           in the Office of the CEO. After leaving
                                                           Black & Decker, he formed McDonough &
                                                           Associates, a management consulting firm
                                                           that specialized in corporate strategic
                                                           planning and reengineering.

     Each Executive Officer and Director of the Company is required to report to the Securities and Exchange Commission, by specified dates, his transactions in the Common Stock. During 1994, Mr. Haas failed to file one such report regarding one transaction in the Common Stock on a timely basis.

     Mr. Alexander H. Dunbar, a director since 1983, resigned in 1994 for health reasons. Mr. Arthur L. Knight, Jr., a director since 1989 and former President and Chief Executive Officer has chosen not to stand for re-election.

     During the year ended December 31, 1994, the Board of Directors held five meetings (exclusive of consents executed in lieu of meetings). The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Audit Committee and the Compensation Committee held two meetings and one meeting, respectively, during 1994. All directors receive reimbursement for all expenses incurred in connection with attendance at Board meetings and all directors, other than Messrs. Hawley and Robinette receive a fee of $1,500 per meeting of the Board, $1,500 per Committee meeting and a retainer of $3,000 per quarter.

     In addition, each individual serving on the Board of Directors who is not an employee of the Company or a beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of more than 20% of the issued and outstanding Common Stock (a "Non-employee Director") is automatically granted an option to purchase 1,000 shares of Common Stock upon such person's election and each re-election to the Board of Directors. During 1994 three Non-employee Directors (Messrs. Crowley, Haas, and Holland) each received a grant of options for the purchase of 1,000 shares of Common Stock pursuant to the Morgan Products Ltd. 1992 Non-employee Director Stock Option Plan (the "Director Plan").

     Each grant under the Director Plan permits the holder to purchase from the Company 1,000 shares of Common Stock at the fair market value of such shares on the date the option was granted. Such options vest beginning one year from the date of grant in equal amounts over the next three years. In the event that a person granted options under the Director Plan ceases to be a director for any reason other than death or disability or in connection with a Change of Control, each option not vested as of the effective date of termination as a director shall, to the extent not so vested, be forfeited and revert back to the Company.

     The Audit Committee consists of Messrs. Crowley, Haas, and Holland. The Audit Committee's functions include the recommendation of a firm to be employed by the Company as its independent auditors, consultation with the auditors with respect to the plan of audit, review with such auditors of their report of audit, consultation with such auditors regarding the adequacy of internal controls, the direct monitoring of the Company's accounting practices and system of internal controls, and other related functions.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Hawley and Holland. Mr. Hawley is an officer of the Company and may be considered an employee of the Company. However, Mr. Hawley does not receive compensation for his service as a director, officer or employee.

     The Company pays Saugatuck Associates, an affiliate of Saugatuck, of which Mr. Hawley is the sole stockholder and, an executive officer, an annual fee of $125,000 under a consulting and management assistance agreement dated as of January 13, 1984 pursuant to which Saugatuck Associates provides strategic planning, management and financial services to the Company. The initial term of such agreement was for a period of five years ending January 13, 1989. On January 13, 1995, the term of such agreement automatically renewed for an additional one-year term. The agreement will continue to be automatically renewed for an unlimited number of successive one-year terms unless either party notifies the other in writing of its desire not to renew the agreement at least sixty days prior to the expiration of the initial term or of any renewal term. No such notification has been given by either party.

     The Company is party to a Stockholders Agreement (Restated) dated as of January 13, 1984, as amended (the "Stockholders Agreement"), among the Company, Saugatuck and certain former management and employee stockholders. The Stockholders Agreement provides that in the event that Saugatuck proposes to sell all of the shares of any class of stock of the Company owned by Saugatuck to an unaffiliated entity or to an affiliate (as defined therein) in a bona fide arm's length transaction, Saugatuck may obligate the stockholders who are parties to the Stockholders Agreement to sell all, or a stated percentage of all, shares of such class of stock owned by such stockholders on the same terms as Saugatuck. Such stockholders also agree to vote their shares of Common Stock with Saugatuck in the event of a proposed consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company to another person or entity, where such transaction is to or with an unaffiliated entity or an affiliate in a bona fide arm's length transaction.

                         COMPENSATION COMMITTEE REPORT

Function and Overall Policy

     The Compensation Committee of the Board of Directors ("the Committee") oversees the general compensation policies of the Company, establishes compensation plans and specific compensation levels for executive officers and administers the Executive Performance Incentive Plan. The Committee is also responsible for administering the Morgan Products Ltd. Incentive Stock Option Plan (the "Stock Option Plan"), and other compensation programs of the Company.

     The Committee is comprised entirely of Board members. No member of the Committee is eligible to receive awards under any plan administered by the Committee. All members of the Compensation Committee are individuals who are "disinterested administrators" as defined in Rule 16b-3(c) under the Securities Act of 1934 (but see "Compensation Committee Interlocks and Insider Participation").

     The Committee's primary objective in establishing compensation opportunities for the Company's key executive officers is to support the Company's goal of maximizing the value of stockholder interests in the Company. To achieve this objective, the Committee believes it is critical to:

   - Hire, develop, reward and retain the most competent executives possible, and to provide compensation opportunities for executives which are competitive in the marketplace.

   - Encourage decision making that enhances stockholder value by providing short-term and long-term incentives that are tied directly to the Company's stock price.

   - Pay executives based on competitive levels of incentive compensation, but only after stockholders have been rewarded.

   - Promote a close identity of interest between management and stockholders by tying executive pay to increases in stockholder value.

     The Committee targets total pay opportunities at median pay levels of a group of comparable companies. These companies (the "Comparator Companies") are selected based upon their size, industry, and their inclusion in publicly available survey sources. This group is comprised of different companies than those comprising the peer group in the Performance Graph. The Committee does not believe that the companies which are used for purposes of evaluating financial performance are necessarily the same companies against which the Company competes for executive talent.

     The Committee makes all decisions pertaining to the Company's executive compensation programs which promote the objectives detailed above. The Committee believes that the Company's current compensation programs support the Company's business mission, and that such programs are linked to the enhancement of stockholder value.

Components of Compensation

  Base Salary

     The Committee annually reviews each executive officer's base salary. Base salaries are determined according to the following factors: requirements under existing employment contracts, comparable levels of pay among executives in similar positions at the Comparator Companies, level of responsibilities, prior experience and breadth of knowledge, and internal pay equity. The Committee does not ascribe any specific weightings to any of the factors described above. However, base salaries are targeted at the median levels for the Comparator Companies taking into consideration individual job performance.

     As reflected in the Summary Compensation Table, Mr. Robinette's base salary was the same as Mr. Knight's salary in 1994. The Committee believes that the Chief Executive Officer's compensation should be heavily influenced by the Company's performance. In determining Mr. Robinette's base salary, the Committee considered Mr. Robinette's previous experience, his long-term role in the success of the Company, and the base salaries of CEOs at the Comparator Companies. In 1994, Mr. Robinette's base salary was approximately equal to median market levels. Mr. Knight's base salary was also approximately equal to median market levels.

  Annual Incentives

     The Committee believes that the annual incentives of executive officers should be directly tied to improving stockholder value. Consistent with this philosophy, the Executive Performance Incentive Plan (the "Bonus Plan"), which was revised in 1994, focuses on increasing stockholder value by establishing targets that are tied directly to the Company's or business unit's attainment of a prespecified cash flow on investment ("CFOI") goal.

     The bonus is targeted to median market levels. Under the Bonus Plan, the executive officers can earn a bonus equal to 50% of their base salary upon attainment of the targeted CFOI goal. The maximum incentive to any executive under the Bonus Plan is equal to 70% of base salary in any one calendar year, and no payment is made if an achievement level of 80% of the targeted CFOI goals is not met.

     The Committee also established bonus opportunities related to the performance of the Company's continuing operations adjusting for a special one time restructuring charge of $11.3 million. (See Note 2 of Notes to Consolidated Financial Statements of the 1994 Annual Report.) Since the year ended with achievement for continuing operations that was above the minimum threshold level, officers were awarded bonuses which were paid in March 1995. The Compensation Committee believes this adjustment was necessary in order to maintain the incentive opportunities which were intended when the goals were established at the start of the year. Mr. Knight did not receive a bonus for 1994.

Long-Term Incentives

     The Committee believes that long-term incentive awards should be payable only after financial rewards have been delivered to stockholders. Long-term incentives are awarded under the Stock Option Plan, discussed below. Since there is no qualified retirement plan for officers, stock option grants and other long term incentives are also designed to serve as a vehicle for providing them with post retirement income. Stock Options focus executives on the creation of stockholder value over the long term and encourage equity ownership in the Company. Stock options are used as the primary long-term incentive vehicle.

     The size of stock option grants is based on competitive practice and is targeted to be at the median of option values granted by the Comparator Companies. The size of the award can be adjusted based on individual factors and historical award data. The Committee's objective is to deliver a competitive award opportunity based on the estimated value of the award granted.

     In 1994, Mr. Robinette, as part of his employment agreement, was awarded options to purchase 250,000 shares, 62,500 of which are currently exercisable. The Committee believes that the 250,000 option grant was necessary to attract Mr. Robinette as Chief Executive Officer and that this equity interest provides an appropriate link to the interest of stockholders. The award is the same as the number of options forfeited by the previous Chief Executive Officer. In addition, Mr. Robinette was awarded 140,000 shares of stock, which are held in trust and vest ratably to Mr. Robinette over a three (3) year period beginning in 1995. This award was designed to replace a nonqualified retirement plan of similar value that Mr. Robinette held at his previous employer. Mr. Knight did not receive any stock options in 1994.

     On August 31, 1994, the Board of Directors approved the repricing to fair market value of officer options with grant dates of August 9, 1991 and May 20, 1992. This repricing was done in conjunction with the issuance of Mr. Robinette's options and was designed to establish a comparable basis for appreciation. The Committee believes that the repriced options will provide the executive team with additional incentives to effect the many difficult actions necessary to improve the Company's performance.

     In December of 1994, the Compensation Committee approved the extension of the terms of all stock options scheduled to expire in 1996 and beyond from five or six years to ten years from their date of issue in keeping with normal industry and business practice.

     Since there is no defined benefit or supplemental retirement plan for executives, the Committee believes these actions were necessary to bring executive compensation opportunities closer to competitive norms and to further focus executives on stockholder interests.

  Policy With Respect to $1 Million Deduction Limit

     Section 162(m) of the Internal Revenue Code generally limits the annual corporate deduction for compensation paid to named executive officers to $1 million, unless certain requirements are met. The Committee has carefully considered the impact of this new tax code provision. For 1994 the Committee has determined that the Company is not affected by Section 162(m) because compensation to a single individual does not exceed $1 million. The Committee is currently reviewing Company compensation policies with respect to 1995 and subsequent years to determine whether it is appropriate to conform some or all components of executive pay to requirements of Section 162(m) in order to ensure full tax deductibility.

  Summary

     The Committee believes that the compensation policies summarized above provide motivation for executives to enhance the value of the Company for the stockholders' benefit. We will continue to monitor the effectiveness of the Company's compensation programs to meet the Company's needs.

                           TEN-YEAR OPTION REPRICINGS

                                               NUMBER OF
                                               SECURITIES     MARKET PRICE         EXERCISE                        LENGTH OF
                                               UNDERLYING      OF STOCK AT         PRICE AT          NEW        ORIGINAL OPTION
                                                OPTIONS          TIME OF            TIME OF        EXERCISE    TERM REMAINING AT
                                  REPRICING     REPRICED        REPRICING          REPRICING        PRICE      DATE OF REPRICING
             NAME                   DATE       OR AMENDED    OR AMENDMENT($)    OR AMENDMENT($)      ($)        OR AMENDMENT(1)
-------------------------------   ---------    ----------    ---------------    ---------------    --------    ------------------
CURRENT EXECUTIVE OFFICERS
Joseph G. LaCroix..............    8/31/94        37,500          $5.38             $  9.13         $ 5.38      3 years, 9 months
  Executive Vice President and     2/14/90         7,500           9.63               11.16           9.63     4 years, 10 months
  President-Distribution           2/14/90         5,633           9.63               17.75           9.63       1 year, 9 months
                                   2/14/90        19,367           9.63               15.09           9.63       1 year, 9 months

Donald E. Schlegel.............    8/31/94        20,000           5.38                9.13           5.38      3 years, 9 months
  Vice President and               2/14/90        30,000           9.63               15.09           9.63      4 years, 6 months
  President-Manufacturing

Douglas H. MacMillan...........    8/31/94        30,000           5.38               12.50           5.38     2 years, 11 months
  Vice President, Chief            8/31/94        25,000           5.38                9.13           5.38      3 years, 9 months
  Financial Officer, Secretary

Dennis C. Hood.................    8/31/94        30,000           5.38                9.13           5.38      3 years, 9 months
  Senior Vice President-           2/14/90         7,500           9.63               11.16           9.63     4 years, 10 months
  Human Resources                  2/14/90         4,367           9.63               15.09           9.63       1 year, 9 months
  and Administration               2/14/90         5,633           9.63               17.75           9.63       1 year, 9 months

FORMER EXECUTIVE OFFICERS
Michael A. Lupo................    2/14/90         9,000           9.63               11.16           9.63     4 years, 10 months
  Executive Vice President,
  Chief Financial Officer and
  Secretary

Phillipe J. Latreille..........    2/14/90         3,000           9.63               11.16           9.63     4 years, 10 months
  Vice President-Business
  Development

Arthur L. Knight, Jr...........    2/14/90       200,000           9.63               12.11           9.63      3 years, 9 months
  President and
  Chief Executive Officer

---------------
(1) Options repriced on August 31, 1994, all of which had original terms of five or six years, were modified to provide for ten year terms from the repricing date.

Mr. Frank J. Hawley, Jr., Chairman
Mr. William R. Holland

                             EXECUTIVE COMPENSATION

     The following table (Summary Compensation Table) sets forth information with respect to all cash and non-cash compensation for services rendered to the Company in all capacities for fiscal years 1994, 1993 and 1992, of those persons who were, at December 31, 1994 (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company. Since Arthur L. Knight was the Chief Executive Officer through September, 1994, he is included as well.

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION (1)                  LONG-TERM COMPENSATION
                                     --------------------------------------   ------------------------------------
                                                                  OTHER                      AWARDS
                                                                  ANNUAL      RESTRICTED       OF                     ALL OTHER
                                                               COMPENSATION     STOCK         STOCK      LONG-TERM   COMPENSATION
  NAME & PRINCIPAL POSITION   YEAR    SALARY       BONUS           (2)          AWARDS       OPTIONS      PAYOUTS        (3)
----------------------------- ----   --------     --------     ------------   ----------     -------     ---------   ------------
Larry R. Robinette            1994   $113,077     $186,440(5)     $1,792       $700,000(7)   250,000(4)     $ 0        $  3,393
  President and Chief
  Executive
  Officer beginning 9/94
  and Director

Arthur L. Knight, Jr.         1994   $273,808(6)  $      0        $8,003              0            0        $ 0        $648,655(8)
  President, Chief Executive  1993   $350,000     $      0        $7,795              0            0        $ 0        $  7,075
  Officer until 9/94          1992   $350,000     $      0        $5,791              0       50,000        $ 0        $  6,713

Joseph G. LaCroix             1994   $195,000     $ 52,630(9)     $7,246              0       55,000(4)     $ 0        $  5,850
  Executive Vice President
    and                       1993   $192,556     $      0        $7,450              0            0        $ 0        $  6,390
  President-Distribution      1992   $190,112     $ 14,372        $6,183              0       37,500        $ 0        $  6,423

Donald E. Schlegel            1994   $190,000     $ 73,055(9)     $6,495              0       37,500(4)     $ 0        $  5,700
  Vice President and          1993   $189,519     $      0        $5,521              0            0        $ 0        $  5,898
  President-Manufacturing     1992   $183,750     $      0        $4,919              0       20,000        $ 0        $  5,513

Douglas H. MacMillan          1994   $189,042     $ 62,311(9)     $6,008              0       70,000(4)     $ 0        $  5,671
  Vice President, Chief       1993   $186,923     $      0        $5,104              0            0        $ 0        $  5,815
  Financial Officer,
    Secretary                 1992   $179,998     $      0        $5,094              0       25,000        $ 0        $  5,400

Dennis C. Hood                1994   $124,632     $ 47,325(9)     $6,093              0       55,000(4)     $ 0        $  3,739
  Senior Vice President-Human 1993   $118,256     $      0        $5,321              0            0        $ 0        $  3,682
  Resources and
    Administration            1992   $116,496     $      0        $4,311              0       30,000        $ 0        $  3,495

---------------
(1) Includes amounts earned in the respective fiscal year, whether or not deferred.

(2) Represents payments by the Company for the tax gross-up on amounts included in taxable compensation (other than salary or bonuses).

(3) This amount represents amounts contributed by the Company under Section 401(K) of the Code pursuant to the Profit Sharing Savings and Retirement Plan as well as excess 401(K) amounts the Company contributed to the Deferred Compensation Plan.

(4) Includes repriced options. See "Option/SAR Grants in Last Fiscal Year" and "Ten-Year Option Repricings" tables.

(5) $150,000 of such amount was paid to Larry Robinette in 1994 and January 1995 as a hiring bonus.

(6) Represents approximately eight months salary as President and Chief Executive Officer.

(7) As an incentive to joining the Company, the Company granted Mr. Robinette 140,000 restricted shares of Common Stock at $5.00 per share. The value of these shares at December 31, 1994 is $787,500. The Company has never paid dividends on its common stock but, if paid, Mr. Robinette's shares would be entitled to receive such dividends.

(8) Includes amounts received as part of severance agreement including salary payments through May 1996.

(9) Pursuant to binding elections previously made, a portion of each named executive officers' bonus has been deferred for purchase of Convertible Appreciation Rights (CARs) which can accrue value in connection with improvements in stockholder value.

                              MORGAN PRODUCTS LTD
                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                 ALTERNATIVE TO
                                                                                                       5%
                             NUMBER OF        % OF TOTAL                                            AND 10%
                             SECURITIES      OPTIONS/SARS                                        APPRECIATION:
                             UNDERLYING       GRANTED TO       EXERCISE                         GRANT DATE VALUE
                            OPTIONS/SARS     EMPLOYEES IN       PRICE          EXPIRATION       ----------------
           NAME               GRANTED       FISCAL YEAR(2)    $/SHARE(3)          DATE             VALUE $(6)
--------------------------  ------------    --------------    ----------    ----------------    ----------------
Larry R. Robinette........     250,000           50.8%          $ 5.00      August 19, 2004         $870,000
Joseph G. LaCroix.........      17,500(4)                         5.88      March 30, 2004            70,875
                                37,500(1)                         5.38      May 20, 2002             125,625
                               -------                                                              --------
                                55,000           11.2%                                               196,500
                               -------                                                              --------
Donald E. Schlegel........      20,000(1)                         5.38      May 20, 2002              67,000
                                17,500(4)                         5.75      November 3, 2004          69,475
                               -------                                                              --------
                                37,500            7.6%                                               136,475
                               -------                                                              --------
Douglas H. MacMillan......      30,000(1)                         5.38      August 9, 2001            95,400
                                25,000(1)                         5.38      May 20, 2002              83,750
                                15,000                            5.88      March 30, 2004            60,750
                               -------                                                              --------
                                70,000           14.2%                                               239,900
                               -------                                                              --------
Dennis C. Hood............      15,000(4)                         5.88      March 30, 2004            60,750
                                30,000(1)                         5.38      May 20, 2002             100,000
                                10,000(5)                         5.75      November 3, 2004          39,700
                               -------                                                              --------
                                55,000           11.2%                                               200,950
                               -------                                                              --------

---------------
(1) Represents repriced options. See "Ten-Year Option Repricings Table."

(2) Based on 492,500 total options granted to employees in 1994.

(3) All exercise prices are equal to fair market value on the date of grant or repricing.

(4) New grant in 1995.

(5) Replaces options that were to expire in December 1994.

(6) The estimated grant date present values reflected in the above table are determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the values of the options reflected in the above table include:
    - Exercise prices on the options equal to the fair market value of the underlying stock on the dates of grant.
    - The option terms.
    - Interest rates that represent the interest rate on a U.S. Treasury security on the dates of grant with maturity dates corresponding to those of the option terms.
    - Volatilities calculated using daily stock prices for the one-year period prior to the grant dates.
    - Dividends at the rate of $0.00 per share representing the annualized dividends paid with respect to a share of common stock at the dates of grant. The Company does not pay a dividend with respect to common stock.

                             EMPLOYMENT AGREEMENTS

     On September 6, 1994, the Company and Mr. Robinette executed an employment agreement. Pursuant to the agreement, Mr. Robinette will be employed as President and Chief Executive Officer of the Company through December 31, 1997 and will receive an annual base salary of $350,000. Mr. Robinette is furnished with the use of a Company automobile, participation in group health, term life insurance and other employee benefit plans available to other executive personnel. He is eligible for four weeks paid vacation in each calendar year. He is also eligible to participate in the Bonus Plan. In addition, Mr. Robinette received a signing bonus of $150,000, of which $50,000 was paid in 1994 and $100,000 was paid on January 13, 1995. As part of this agreement, Mr. Robinette was awarded 250,000 stock options at an exercise price of $5 per share.

These options vest over a three year period with 1/4 vesting immediately upon employment. In addition, Mr. Robinette was granted 140,000 restricted shares of stock at $5 per share. These shares vest ratably over the next three years. Under this agreement, the restricted shares will vest automatically upon termination as a result of death or disability, termination as a result of any reason other than fraud or dishonesty, or termination as a result of the acquisition by a third party of all of the assets or outstanding voting stock of the Company. After the expiration of the initial term of Mr. Robinette's employment on December 31, 1997, the term of his employment shall be automatically renewed for successive one year terms, unless either party delivers written notice of its desire not to renew 180 days prior to the end of such term. The agreement provides that if the Company elects not to renew the term of Mr. Robinette's agreement at the end of the initial term or any renewal term, Mr. Robinette will continue to receive salary for a period of one year.

     The Company has provided a Special Severance/Retention Plan for Messrs. LaCroix, Schlegel, MacMillan and Hood. This plan provides for severance benefits in the event a participant is involuntarily terminated for other than cause, or where a participant voluntarily terminates for certain prescribed reasons outlined in the plan. If terminated, the participant will receive severance pay equal to two (2) multiplied by the sum of the participant's base salary and the average bonus award earned in the three fiscal years prior to the date of the termination, except for Mr. Schlegel who will receive 1.5 multiplied by the sum of his base salary and average three year bonus. Participants terminated are also eligible to continue the full fringe benefit program for a twenty four month period (eighteen months for Mr. Schlegel).

     On December 22, 1992, the Board of Directors adopted a special policy providing for severance payments to Messrs. LaCroix, Schlegel, MacMillan and Hood, in the event of an Acquisition, defined as a change of management or control where (a) at least 35% of the Common Stock is redeemed by the Company, purchased by any person or exchanged for shares in any other corporation, or (b) at least 51% of the Company's assets are acquired by any person, or (c) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, or (d) the Company is merged or consolidated with or into another corporation. Should the employment of any of these executives be terminated within thirty (30) months following an Acquisition, the executive will be paid a severance benefit equal to his monthly base salary then in effect multiplied by thirty (30). In addition, the terminated executive would receive a full year's bonus at the targeted level for the year in which the Acquisition occurred, as determined under the Bonus Plan. Further, such terminated executive would receive any unused or accrued vacation pay, and would be eligible to receive those fringe benefits he had been receiving prior to his termination for a period of thirty (30) months.

     In exchange for this severance benefit the covered executive, for a period of twenty-four (24) calendar months after termination shall not, directly or indirectly: (i) use, attempt to use, disclose or otherwise make known to any person or entity knowledge or information including lists of customers or suppliers, trade secrets or similar information and information of a confidential nature including, without limitation, information relating to the business, properties, accounting or similar functions of the Company, (ii) engage or become interested in any business conducted by the Company, and (iii) employ, return or arrange to participate in the employment of any person who is an employee or consultant of the Company or its affiliates.

     On August 19, 1994, Mr. Arthur L. Knight Jr. resigned as Chief Executive Officer and President. On May 31, 1994, Mr. Knight signed a severance agreement which made his resignation effective upon appointment of a successor, and which provides for severance payments in the amount of his base salary of $350,000 per year through May 31, 1996. This amount will be reduced by earnings from personal services for others (whether as an employee, consultant, director or otherwise) in excess of $35,000 per year. In addition, all unexercised options were cancelled on the date of his resignation.

               OPTION EXERCISES IN 1994 AND YEAR END OPTION VALUE

     The following table sets forth certain information as to the individuals listed in the Summary Compensation Table with regard to stock options exercised during the fiscal year and year end option value as of December 31, 1994.

                                                              TOTAL NUMBER OF
                                                           SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                              NUMBER OF                     UNEXERCISED OPTIONS              IN THE MONEY OPTIONS
                               SHARES                     HELD AT FISCAL YEAR END           HELD AT FISCAL YEAR END
                             ACQUIRED ON     VALUE      ----------------------------    -------------------------------
           NAME               EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE(1)    UNEXERCISABLE
---------------------------  -----------    --------    -----------    -------------    --------------    -------------
Larry R. Robinette.........       0            $0          62,500         187,500          $ 39,063         $ 117,187
Joseph G. LaCroix..........       0            $0          72,499          12,501          $  6,250         $   3,125
Donald E. Schlegel.........       0            $0          53,332          24,168          $  3,333         $   1,667
Douglas H. MacMillan.......       0            $0          61,665           8,335          $ 11,666         $   2,084
Dennis C. Hood.............       0            $0          47,999          20,001          $  5,000         $   2,500

---------------
(1) Total value of vested options based on the closing price on the New York Stock Exchange of $5.63 as of December 31, 1994.

                         STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph below compares the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the S & P Composite -- 500 Stock Index and a Peer Group Index. The Peer Group consists of Masco Corporation, Ply-Gem Industries, Inc., T.J. International, Inc., and Nortek, Inc. Management believes that the Peer Group sells to similar customers and that their financial performance is similarly influenced by the residential construction and repair and remodeling markets.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                 MORGAN PRODUCTS LTD., S&P 500; AND PEER GROUP

      MEASUREMENT PERIOD            MORGAN
    (FISCAL YEAR COVERED)          PRODUCTS       PEER GROUP        S&P 500
1989                                       100             100             100
1990                                     63.41           71.54           96.89
1991                                     69.51           99.77          126.28
1992                                     70.73          128.62          135.88
1993                                     86.59          170.66          149.52
1994                                     54.88          112.11          151.55

PEER GROUP COMPANIES

Masco Corporation
Nortek, Inc.
Ply-Gem Industries, Inc.
T.J. International, Inc.

*Total return assumes reinvestment of dividends on a quarterly basis.

                              CERTAIN TRANSACTIONS

     See "Compensation Committee Interlocks and Insider Participation" for a discussion of Certain Transactions.

           2. PROPOSAL TO AMEND AND RESTATE THE MORGAN PRODUCTS LTD.
                        1990 INCENTIVE STOCK OPTION PLAN

     In June 1985, the Company's Board of Directors and stockholders approved the Incentive Stock Option Plan (referred to in this section of the proxy as the "Plan") which was amended in 1990. Pursuant to the Plan, incentive stock options which meet the requirements of Section 422 of the Code and nonqualified stock options may be granted. The total number of shares of Common Stock which were originally authorized for grant under options under the Plan was 750,000 (103,200 of which have been exercised since 1985). The 1985 Stock Option Plan will expire in June, 1995 and will be replaced with a new Stock Option Plan ("the Stock Option Plan"). This amendment to the Plan seeks shareholder approval of an additional authorization to grant one hundred fifty thousand (150,000) shares of Common Stock under options. Any unused shares under the original authorization of seven hundred fifty thousand (750,000) shares shall also remain available for grant under the Plan. In addition, any shares under options which expire, terminate, lapse, or are forfeited (whether pursuant to options granted under the original share authorization or this 1995 additional share authorization) shall once again be available for grant under the Plan.

     All salaried employees of the Company (currently approximately 500 individuals) are eligible to receive grants of options under the Plan, including all named executive officers appearing within this proxy statement. Members of the Board of Directors who are not employees are not eligible to participate in the Plan. As of the date of this proxy statement, neither the individuals who are to receive options, nor the number of shares under option that will be granted to any individual or group of individuals have been determined.

     Full payment for shares purchased upon exercise of an option, along with payment of any required tax withholding, must be made at the time of exercise. This amendment to the Plan allows the Compensation Committee to authorize the surrender of previously held shares and the use of a broker-assisted, "cashless" exercises, to satisfy the exercise price.

     This amendment to the Plan clarifies that the Plan will be administered by a committee of members of the Board of Directors, all of whom are "disinterested administrators" as defined under Rule 16b of the Securities Exchange Act of 1934. The Plan shall be administered by the Compensation Committee (the "Committee"). The Committee has sole discretion to determine, subject to the express provisions of the Plan, the employees to whom options are granted, the terms and conditions of such options, whether the options will be incentive stock options or nonqualified stock options, the time or times at which options are granted, the option price of the options (which, pursuant to this amendment, must at least equal the fair market value of Company stock on the date the option is granted), when such options are exercisable (provided that the maximum life of an option is ten years and one day), and the number of shares covered by such options.

     No option may be granted to an employee if the sum of the number of shares of Common Stock subject to the option, plus the number of shares owned directly or indirectly by the employee as of the date the option is granted exceeds 3% of the issued and outstanding Common Stock as of such date.

     The Plan provides that each option granted on or after February 14, 1990 and outstanding as of the time of a Change of Control shall, effective as of the effective date of such Change of Control, become exercisable in full for the remainder of its term; provided, however, in the event the optionee's employment with the Company (or any successor company) is terminated after a Change of Control, such option granted on or after February 14, 1990 shall remain exercisable for a period equal to the lesser of (i) seven (7) calendar months after such termination of employment or (ii) the remainder of its term. Upon exercise of any option subsequent to a Change of Control, the optionee shall be entitled to receive the securities or other consideration he would have been entitled to receive had he been entitled to exercise, and had he exercised, such option immediately prior to such Change of Control.

     This amendment revises the definition of events which will be deemed to constitute a Change in Control. Under the amended definition, a Change in Control will be deemed to exist if: (i) at least 35% of the shares of Common Stock are acquired by one individual or entity, or are redeemed by the Company;
(ii) at least 51% of the Company's assets are purchased by one individual or entity; (iii) a majority of the members of the Board of Directors are replaced;
(iv) the Company is merged or consolidated with another company; or (v) any substantially equivalent event which is deemed by the Board of Directors to constitute a change in management or control occurs.

     The Plan provides that each option granted on or after February 14, 1990 and outstanding for at least 180 days during any fiscal year of the Company shall also become exercisable in full by the holder thereof upon a determination that the Company has met 100% of budgeted Income Before Income Taxes for such fiscal year. Such budgeted Income Before Income Taxes shall be as set annually by the Board of Directors in connection with the adoption of the Company's annual budget.

     This amendment to the Plan provides that the per share purchase price of the Common Stock under each stock option must be at least equal to the fair market value of Company stock on the date of grant. With respect to incentive stock options, the aggregate fair market value (determined as of the date the option is granted) of the Common Stock with respect to which such options are exercisable for the first time by any one employee in any one calendar year may not exceed $100,000. This amendment to the Plan preserves the ability to qualify for full tax deductibility in connection with option exercises (under Internal Revenue Code Section 162(m)) by adding the restriction that the total number of shares which may be granted to any one optionee in any calendar year is seventy-five thousand.

     This amendment provides that the Committee shall determine, with respect to each grant of options, how the options may be exercised following employment termination. This amendment also extends the term of the Plan until May 16, 2005, clarifies that successors to the business of the Company shall remain subject to liabilities under the Plan, and makes several other minor revisions necessary to satisfy various technical requirements.

     The shares of Common stock available for purchase under the Plan are the Company's Common Stock, par value $0.10, and on March 1, 1995, the closing price of Common Stock was $6.13.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general description of Federal income tax consequences to participants and the Company relating to nonqualified and incentive stock options that may be granted under the Plan. This discussion does not purport to cover all tax consequences relating to stock options.

     An optionee will not recognize income upon the grant of a nonqualified stock option to purchase shares of Common Stock. Upon exercise of the option, the optionee will recognize ordinary compensation income equal to the excess of the fair market value of the Company's Common Stock on the date the option is exercised over the option price for such stock. The tax basis of the option stock in the hand of the optionee will equal the option price for the stock plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the stock will commence on the day the option is exercised. An optionee who sells option stock will recognize capital gain or loss measured by the difference between the tax basis of the stock and the amount realized on the sale. Such gain or loss will be long term if the stock is held for more than one year after exercise. The Company will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

     An optionee will not recognize income upon the grant of an incentive stock option to purchase shares of the Company Common Stock, and will not recognize income upon exercise of the option, provided such optionee was an employee of the Company or a subsidiary at all times from the date of grant until three months prior to exercise (or one year prior to exercise in the event of death or disability). Generally, the amount by which the fair market value of the Company's Common Stock on the date of exercise exceeds the option price will be includable in alternative minimum taxable income for purposes of determining alternative minimum tax and such amount will be added to the tax basis of such stock for purposes of determining alternative minimum taxable income in the year the stock is sold. Where an optionee who has exercised an incentive stock option sells the shares acquired upon exercise more than two years after the grant date and more than one year after exercise, long-term capital gain or loss will be recognized equal to the difference between the sales price and the option price. An optionee who sells such shares within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of the difference between (a) the option price and the fair market value of such shares on the date of exercise or (b) the option price and the sales proceeds. Any remaining gain or loss will be treated as a capital gain or loss. The Company or a subsidiary will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee in this case. The deduction will be allowable at the same time the optionee recognizes the income.

     If, as a result of a Change in Control event, a participant's options become immediately exercisable, the additional economic value, if any, attributable to the acceleration or issuance may be deemed a "parachute payment" under Section 280G of the Code. In such case, the participant may be subject to a 20% nondeductible excise tax as to all or a portion of such economic value, in addition to any income tax payable. The Company will not be entitled to a deduction for that portion of any parachute payment that is subject to the excise tax.

     Notwithstanding any of the foregoing discussion with respect to the deductibility of compensation under the Plan, Section 162(m) would render nondeductible to the Company certain compensation in excess of $1,000,000 in any year to certain executive officers of the Company, unless such excess compensation is "performance based" (as defined) or is otherwise exempt from
Section 162(m). The applicable conditions of an exemption for a performance-based compensation plan include, among others, a requirement that the stockholders approve the material terms of the plan, and a requirement that shareholders approve a maximum number of shares which may be granted to any one optionee within a given period of time (this requirement is satisfied pursuant to one of the amendments to the Plan, described above). Stock options that may be granted under the Plan are intended to qualify for the exception for performance-based compensation under Section 162(m).

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT AND RESTATEMENT OF THE MORGAN PRODUCTS LTD. 199O INCENTIVE STOCK OPTION PLAN AS DESCRIBED IN THIS PROXY STATEMENT.

                       3. INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Price Waterhouse LLP, independent accountants, to examine the financial statements of the Company for the fiscal year ending December 31, 1995. In accordance with a resolution of the Board of Directors, this selection is being presented to the stockholders for ratification at the Meeting.

     A representative of Price Waterhouse LLP will attend the Meeting and will be available to respond to appropriate questions; however, no statement shall be made by such representative on behalf of the Company.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1995.

                    ANNUAL REPORT AND FINANCIAL INFORMATION

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE (EXCEPT FOR EXHIBITS) TO STOCKHOLDERS UPON WRITTEN REQUEST SENT TO INVESTOR RELATIONS, MORGAN PRODUCTS LTD., 75 TRI-STATE INTERNATIONAL, SUITE 222, LINCOLNSHIRE, ILLINOIS 60069.

                                 OTHER MATTERS

     The Company will bear the cost of solicitation of proxies. In addition, officers, directors, and other employees of the Company may, without additional remuneration, solicit proxies from stockholders in person and by mail, telegram, telephone or facsimile. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses by the Company.

                 STOCKHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

     Any stockholder who intends to present a proposal at the Company's 1996 Annual Meeting of Stockholders is advised that in order for such proposal to be included in the Board of Directors' proxy material for such meeting, the proposal must be directed to the Secretary of the Company at its principal executive offices such that it is received not later than November 24, 1995, and the proposal must meet certain eligibility requirements of the Securities and Exchange Commission.

                                          By Order of the Board of Directors

Lincolnshire, Illinois                    DOUGLAS H. MACMILLAN
March 30, 1995                            Secretary

COMMON STOCK                    MORGAN PRODUCTS LTD.                    PROXY

         This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting to be Held May 17, 1995


The undersigned hereby appoints Larry R. Robinette and Douglas H. MacMillan, individually, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Morgan Products Ltd., held of record by the undersigned on March 20, 1995, at the annual meeting of stockholders to be held on May 17, 1995, or any adjournment or postponement thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

           PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.


                 (Continued and to be signed on reverse side)

                                                       MORGAN PRODUCTS, LTD.
                             PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /x/

1. Election of Directors                                    For All
   Nominees: F.J. Hawley, Jr.,        For     Withheld    Except those whose names appear below.
   L.R. Robinette, J.S. Crowley,      / /       / /        / /
   H.G. Haas, W.R. Holland, E.T.      For     Against     Abstain
   Tokar, B.H. Stebbins, A.F.         / /      / /        / /     ________________________________
   Doody, Jr., and P.J. McDonough,                                2. Ratification of appointment of Price Waterhouse as
   Jr.                                                               Independent Public Accountants.
                                                                                               For      Against   Abstain
3. To amend and restate the 1990                                                               / /        / /       / /
   Incentive Stock Option Plan.
                                                                  This Proxy when properly executed will be voted in
                                                                  the manner directed herein by the undersigned
                                                                  stockholder. If no direction is made, this proxy
                                                                  will be voted "FOR all nominees" in Proposal 1, and
                                                                  "FOR" Proposal 2 and 3. The Board of Directors
                                                                  recommends a vote "FOR all nominees" in Proposal 1,
                                                                  and "FOR" Proposal 2 and 3.


                                                                  Please sign exactly as name appears hereon. Joint
                                                                  owners should each sign. Where applicable, indicate
                                                                  official position or representative capacity.

                                                                  Dated: ________________________________________, 1995

                                                                  Signature(s) _______________________________________

                                                                  ____________________________________________________





























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